Exhibit 10.5

On Holding AG – LTIP 2018	Amendment 2019

Amendment 2019 to the LTIP 2018

In consideration of the current Company valuation of CHF 1,850 million and the envisaged capital round 2019 in which the share capital of the Company would be increased by up to 14,071 registered shares with a par value of CHF 10 each at an issuance price of CHF 8,884 (“Primary Transaction”), the Compensation Committee states that:

•	the original IRR targets of the LTIP 2018 as set forth in Annex 1 of the Plan would already be prematurely achieved, and

•	the level of IRR achievement would correspond to a vesting scale of 100%.

In appreciation of this extraordinary achievement, the Compensation Committee proposes and the Board of Directors of the Company approves the following amendments to the LTIP 2018:

1.	Accelerated Vesting

In case of a successful closing of the Primary Transaction (Vollzug der Kapitalerhöhung von 14’071 Namenaktien zum Ausgabepreis von je CHF 8’884, total CHF 125’006’764), the following Options shall benefit of an accelerated vesting with effect as of the completion of the Primary Transaction (“Accelerated Vesting Date”):

Category		Accelerated Vesting

Group 1 Options		66 2/3% = 7,943 Options

Group 2 Options	Tranche a)	100% = 1,813 Options

	Tranche b)	100% = 1,680 plus up to 200 Options for strike price equalization in the US

	Tranche c)	n/a

For the purposes of the LTIP 2018, where applicable, accelerated vested Options (“Accelerated Vested Options”) shall be included in the definition “Vested Options” of the LTIP 2018.

The remaining 1/3 of the Group 1 Options as well as the Group 2 Options Tranche c) will remain subject to the regular vesting terms of section 5.3 of the LTIP 2018.

On Holding AG – LTIP 2018	Amendment 2019

2.	Exercise

Accelerated Vested Options may be fully or partially exercised in accordance with section 6 of the LTIP 2018.

3.	Lock-up Period

Accelerated Vested Options shall be subject to the Lock-up Period of section 6.3 of the LTIP 2018; whereby the definition “Vesting Date” shall mean the Accelerated Vesting Date.

Any other rules of the LTIP 2018 remain unchanged and shall continue to apply.

* * *

New York, 1 November 2019

/s/ Caspar Coppetti	/s/ David Allemann
Caspar Coppetti	David Allemann
Chairman of the Board of Directors	Member of the Board of Directors

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